Exhibit 10.2

PALO ALTO NETWORKS, INC.

AMENDMENT TO RESTRICTED STOCK AGREEMENT

This Amendment to Restricted Stock Agreement (the “Amendment”) is made as of the date last signed below, by and between Palo Alto Networks, Inc. (the “Company”) and Rajiv Batra (the “Participant” and together with the Company, the “Parties”).

WHEREAS, on January 10, 2012 (the “Grant Date”), the Company granted Participant an award of restricted stock (the “Restricted Stock Award”) covering 75,000 shares of the Company’s common stock (“Shares”) pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”) and a restricted stock agreement thereunder (the “Restricted Stock Agreement”); and

WHEREAS, the Parties desire to amend the Restricted Stock Agreement to clarify the ability of Participant to satisfy tax withholding obligations.

NOW, THEREFORE, BE IT RESOLVED, the Parties hereby agree that the Restricted Stock Agreement is amended as follows:

1. Tax Withholding. The Plan and/or the Restricted Stock Agreement is amended so that Participant may satisfy the tax withholding obligations related to the vesting and settlement of the Shares subject to the Restricted Stock Award by selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The Company may in its discretion require that Participant satisfies tax withholding obligations related to any Company equity award in accordance with method prescribed in the previous sentence.

2. Full Force and Effect. To the extent not expressly amended hereby, the Plan and Restricted Stock Agreement shall remain in full force and effect.

3. Headings. The section headings in this Amendment are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Amendment or of any particular section.

4. Counterparts. This Amendment may be executed simultaneously in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Entire Agreement. This Amendment, together with the Restricted Stock Agreement and the Plan, represent the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes in its entirety all prior or contemporaneous agreements, whether written or oral. No waiver, alteration or modification of any of the provisions of this Amendment shall be binding, unless in writing and signed by duly authorized representatives of the Parties.

6. Governing Law. This Amendment shall be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

Amendment to Restricted Stock Agreement

IN WITNESS WHEREOF, this Amendment has been entered into as of the date last set forth below.

PALO ALTO NETWORKS, INC.		PARTICIPANT

By:	/s/ Jeffrey True	By:	/s/ Rajiv Batra
Name:	Jeffrey True	Name:	Rajiv Batra
Title:	Vice President & General Counsel	Date:	March 8, 2013
Date:	March 8, 2013

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